Exhibit 3.63

[LOGO] State of Alaska Corporations, Business and Professional Licensing CORPORATION SECTION PO Box 110808 Juneau, AK 99811-0808 AK Entity #: 94621 Date Filed: 06/16/2005 07:49 AM State of Alaska Department of Commerce ARTICLES OF ORGANIZATION Online Filing (Domestic Limited Liability Company) The undersigned person(s) of the age of 18 years or more, acting as organizers of a limited liability company under the Alaska Limited Liability Act (AS 10.50) hereby adopt the following Articles of Organization: Article 1. Name of the Limited Liability Company. The name of a limited liability company must contain the words “limited liability company” or the abbreviation “L.L.C.,” or “LLC”: Direct Financial Solutions of Alaska LLC Article 2. The purpose for which the company is organized. A limited liability company may list any lawful as its purpose: Any lawful purpose Article 3. Registered Agent Name and Address: Name: Shanley, Thomas E Mailing Address: 2929 Linda Ave Juneau, AK 99803 Physical Address if Mailing Address is a Post Office Box:  Article 4. Duration: Check this box if the duration is perpetual:  If the duration is not perpetual, list the latest date upon which the Limited Liability Company is to dissolve: Article 5. Management: Check this box if the company will be managed by a manager.  Article 6. Optional Provisions: One or more organizer shall sign the Articles of Organization for a limited liability company. Name of Organizer Online Signature of Organizer Trevin G. Workman Trevin G. Workman Date Submitted Online June 16, 2005

[LOGO] AK Entity #: 94621 Date Filed: 05/25/2007 12:00 AM State of Alaska Department of Commerce Department of Commerce, Community, and Economic Development Corporations, Business and Professional Licensing CORPORATIONS SECTION PO Box 110808 Juneau AK 99811-0808 ARTICLES OF AMENDMENT (Domestic Limited Liability Company) The undersigned person(s) of the age of 18 years or more, acting as organizers of a limited liability company under the Alaska Limited Liability Act (AS 10.50) hereby adopt the following Articles of amendment. 1. Name of the Company (as It Is currently stated on the Certificate of organization): Alaska Entity #: Direct Financial Solutions of Alaska LLC 94621 2. Amended Name of Company (if changing the name of the company): Cash Central of Alaska, LLC 3. Date of Organization: 06/16/2005 4. Amendments to the Articles of Organization are as follows: Attach an additional 81/2” x 11” page for continuation of previous article and/or additional articles. Please indicate which article you are continuing. 5. Date the amendment(s) to the Articles of Organization were adopted: May 1, 2007 Signature of Manager, Member or Attorney-in-Fact Printed Name Title Date If you have specific legal questions or concerns about this filing, you are strongly advised to consult an attorney or other professional to assist you. Mail the Articles of Amendment and the $25.00 filing fee (in U.S. dollars) to: State of Alaska Corporations Section PO Box 110808 Juneau AK 99801 For additional Information or forms please visit our web site at: www.corporations.alaska.gov State of Alaska Filing Changes 1 Page(s) 08-446 (Rev. 9/05) alh Trevin Workman Manager 05/15/2007 T0714944048